                                   EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Fifth Third Bancorp of our report dated February 12, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets") incorporated by reference in this Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 2002:

                  Form S-8                     Form S-3
                  --------                     --------

                  No. 33-34075                 No. 33-54134
                  No. 33-13252                 No. 333-42379
                  No. 33-60474                 No. 333-80919
                  No. 33-55223                 No. 333-56450
                  No. 33-55553                 No. 33-34798
                  No. 333-58249                No. 333-53826
                  No. 333-48049                No. 333-41164
                  No. 33-61149                 No. 333-86360
                  No. 333-77293
                  No. 333-84955
                  No. 333-47428
                  No. 333-53434
                  No. 333-52188
                  No. 333-84911
                  No. 333-52182
                  No. 333-58618
                  No. 333-63518
                  No. 333-72910





/s/ Deloitte & Touche LLP
Cincinnati, Ohio
March 27, 2003